Exhibit 10.6

AMENDMENT TO

SUBSCRIPTION AGREEMENT

WHEREAS, Sparta Management LLC (the “Sponsor”) has entered into a Subscription Agreement with Sparta Healthcare Acquisition Corp. (the “Company”), dated March 5, 2021 (the “Subscription Agreement”);

WHEREAS, pursuant to the Subscription Agreement, the Sponsor has subscribed for 2,875,000 shares of common stock, par value $0.0001 per share (the “Shares”) of the Company for $25,000;

WHEREAS, the Company has filed a Certificate of Amendment to its Certificate of Incorporation to authorize the issuance of (i) 1,000,000 shares of Class A Common Stock and (ii) 4,000,000 shares of Class B Common Stock;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned parties hereby agree as follows:

1. The Shares received by Sponsor pursuant to the Subscription Agreement are Class B Common Stock of the Company;

2. Up to 375,000 of the Shares are subject to forfeiture by you if the underwriters of the initial public offering of units of the Company do not fully exercise their over-allotment option.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Subscription Agreement as of April 21, 2021.

Sparta Management LLC

Signed:	/s/ Michael K. Handley
Name:	Michael K. Handley
Title:	Manager

Sparta Healthcare Acquisition Corp.

Signed:	/s/ Michael K. Handley
Name:	Michael K. Handley
Title:	Chairman, Chief Executive Officer and President